Exhibit 5
September 26, 2005
Kinder Morgan Management, LLC
Kinder Morgan, Inc.
500 Dallas Street, Suite 1000
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as counsel to (i) Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), and (ii) Kinder Morgan, Inc., a Kansas corporation (“KMI”), in connection with the registration of the sale by Tortoise Energy Infrastructure Corporation (the “Selling Shareholder”) of 413,516 shares representing limited liability company interests (such shares to be sold, the “Shares,” which term shall also include an indeterminate number of shares that may be issued to the Selling Shareholder in connection with a share split, share dividend, recapitalization or similar event or adjustment in the number of Shares) of the Company. A post-effective amendment to a Registration Statement on Form S-3 (Registration Nos. 333-122555 and 333-122555-01) (as amended, the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by the Company with respect to the Shares and by KMI with respect to the obligation (the “Purchase Obligation”) of KMI to purchase Shares in certain circumstances as specified in the Purchase Provisions (the “Purchase Provisions”) attached as Annex B to and made a part of the Second Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”).
We have examined originals or copies of:
•	the Assignment and Statement of Registration Rights, dated as of January 31, 2005, by and between the Company, Kinder Morgan Energy Partners, L.P., KMI and the Selling Shareholder;

•	the Certificate of Formation of the Company, as amended to date;

•	the LLC Agreement, as amended to date, and certified copies of certain resolutions adopted by the Board of Directors of the Company;

Kinder Morgan Management, LLC
Kinder Morgan, Inc.
September 26, 2005

•	the restated Articles of Incorporation and By-laws of KMI, each as amended to date, and certified copies of certain resolutions adopted by the Board of Directors of KMI; and

•	such other documents and records as we have deemed necessary and relevant for the purposes hereof.
In addition, we have relied on certificates of officers of the Company and of KMI and of public officials and others as to certain matters of fact relating to this opinion and have made such investigation of law as we have deemed necessary and relevant as a basis hereof. In such examination and investigation, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, the due execution and delivery of all documents by the parties thereto and the truthfulness of all statements of fact contained therein.
Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
1.	the Company is validly existing and in good standing as a limited liability company under the laws of the State of Delaware;

2.	KMI is validly existing and in good standing as a corporation under the laws of the State of Kansas;

3.	the Shares to be sold by the Selling Shareholder are, and upon sale will be, validly issued, fully paid and nonassessable; and

4.	the Purchase Provisions have been duly authorized, and the owners of Shares will be entitled to the benefits thereof.
The foregoing opinion is based on and limited to the General Corporation Code of the State of Kansas, the Delaware Limited Liability Company Act and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading “Validity of

Kinder Morgan Management, LLC
Kinder Morgan, Inc.
September 26, 2005

the Shares” in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations thereunder.
Very truly yours,

/s/ Bracewell & Giuliani LLP
Bracewell & Giuliani LLP